EXHIBIT F




                               CONMED CORPORATION

                       ---------------------------------


                                  $130,000,000

                     9% SENIOR SUBORDINATED NOTES DUE 2008


                       ---------------------------------


                                   INDENTURE

                           Dated as of March 5, 1998


                       ---------------------------------

                           FIRST UNION NATIONAL BANK,

                                    Trustee

                       ---------------------------------


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                             CROSS-REFERENCE TABLE*


TRUST INDENTURE ACT SECTION                            INDENTURE SECTION
---------------------------                            -----------------

310
     (a)(1)..............................................              7.10
     (a)(2)..............................................              7.10
     (a)(3)..............................................              N.A.
     (a)(4)..............................................              N.A.
     (a)(5)..............................................              7.10
     (b).................................................        7.03; 7.10
     (c).................................................              N.A.

311
     (a).................................................              7.11
     (b).................................................              7.11
     (c).................................................              N.A.

312
     (a).................................................             13.01
     (b).................................................             14.03
     (c).................................................             14.03

313
     (a).................................................              7.06
     (b)(1)..............................................              N.A.
     (b)(2)..............................................        7.06; 7.07
     (c).................................................       7.06; 14.02
     (d).................................................              7.06

314
     (a).................................................       4.03; 14.05
     (b).................................................              N.A.
     (c)(1)..............................................             14.04
     (c)(2)..............................................             14.04
     (c)(3)..............................................              N.A.
     (d).................................................              N.A.
     (e).................................................             14.05
     (f).................................................              N.A.

315
     (a).................................................           7.01(b)
     (b).................................................       7.05; 14.02
     (c).................................................           7.01(a)
     (d).................................................           7.01(c)
     (e).................................................              6.11


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316
     (a) (last sentence).................................              1.01
     (a)(1)(A)...........................................              6.05
     (a)(1)(B)...........................................              6.04
     (a)(2)..............................................              N.A.
     (b).................................................              6.07
     (c).................................................              N.A.

317
     (a)(1)..............................................              6.08
     (a)(2)..............................................              6.09
     (b).................................................              2.04

318
     (a).................................................       1.03, 14.01
     (b).................................................              N.A.
     (c).................................................             13.01

N.A. means not applicable
* This Cross-Reference Table is not part of the Indenture.


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE...........................1

   SECTION 1.01.     Definitions...............................................1
   SECTION 1.02.     Other Definitions........................................23
   SECTION 1.03.     Incorporation by Reference of Trust Indenture Act........23
   SECTION 1.04.     Rules of Construction....................................23

ARTICLE 2 THE NOTES  .........................................................24

   SECTION 2.01.     Form and Dating..........................................24
   SECTION 2.02.     Execution and Authentication.............................25
   SECTION 2.03.     Registrar and Paying Agent...............................26
   SECTION 2.04.     Paying Agent to Hold Money in Trust......................26
   SECTION 2.05.     Registration of Transfer and Exchange....................26
   SECTION 2.06.     Replacement Notes........................................32
   SECTION 2.07.     Outstanding Notes........................................33
   SECTION 2.08.     Acts of Holders; Record Date.............................33
   SECTION 2.09.     Temporary Notes..........................................34
   SECTION 2.10.     Cancellation.............................................34
   SECTION 2.11.     Defaulted Interest.......................................34
   SECTION 2.12.     Notes Issuable in the Form of a Global Note..............35

ARTICLE 3 REDEMPTION AND PREPAYMENT...........................................37

   SECTION 3.01.     Notices to Trustee.......................................37
   SECTION 3.02.     Selection of Notes to be Purchased or Redeemed...........37
   SECTION 3.03.     Notice of Redemption.....................................37
   SECTION 3.04.     Effect of Notice of Redemption...........................38
   SECTION 3.05.     Deposit of Redemption or Purchase Price..................39
   SECTION 3.06.     Notes Redeemed in Part...................................39
   SECTION 3.07.     Optional Redemption......................................39
   SECTION 3.08.     Mandatory Redemption.....................................40
   SECTION 3.09.     Offer to Purchase by Application of Excess
                           Proceeds...........................................40

ARTICLE 4 COVENANTS  .........................................................42

   SECTION 4.01.     Payment of Notes.........................................42
   SECTION 4.02.     Maintenance of Office or Agency..........................43
   SECTION 4.03.     Reports..................................................43
   SECTION 4.04.     Compliance Certificate...................................44
   SECTION 4.05.     Taxes....................................................45
   SECTION 4.06.     Stay, Extension and Usury Laws...........................45

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   SECTION 4.07.     Restricted Payments......................................45
   SECTION 4.08.     Dividend and Other Payment Restrictions Affecting
                     Restricted Subsidiaries..................................48
   SECTION 4.09.     Incurrence of Indebtedness and Issuance of
                     Preferred Stock..........................................49
   SECTION 4.10.     Asset Sales..............................................52
   SECTION 4.11.     Transactions With Affiliates.............................53
   SECTION 4.12.     Liens....................................................54
   SECTION 4.13.     Sale and Leaseback Transactions..........................54
   SECTION 4.14.     Offer to Purchase Upon Change of Control.................54
   SECTION 4.15.     Corporate Existence......................................56
   SECTION 4.16.     Anti-Layering............................................57

ARTICLE 5 SUCCESSORS..........................................................57

   SECTION 5.01.     Merger, Consolidation, or Sale of Assets.................57
   SECTION 5.02.     Successor Corporation Substituted........................57

ARTICLE 6 DEFAULTS AND REMEDIES...............................................58

   SECTION 6.01.     Events of Default........................................58
   SECTION 6.02.     Acceleration.............................................60
   SECTION 6.03.     Other Remedies...........................................60
   SECTION 6.04.     Waiver of Past Defaults..................................61
   SECTION 6.05.     Control by Majority......................................61
   SECTION 6.06.     Limitation on Suits......................................61
   SECTION 6.07.     Rights of Holders of Notes to Receive Payment............62
   SECTION 6.08.     Collection Suit By Trustee...............................62
   SECTION 6.09.     Trustee May File Proofs of Claim.........................62
   SECTION 6.10.     Priorities...............................................63
   SECTION 6.11.     Undertaking for Costs....................................63

ARTICLE 7 TRUSTEE.............................................................63

   SECTION 7.01.     Duties of Trustee........................................63
   SECTION 7.02.     Rights of Trustee........................................65
   SECTION 7.03.     Individual Rights of Trustee.............................65
   SECTION 7.04.     Trustee's Disclaimer.....................................65
   SECTION 7.05.     Notice of Defaults.......................................66
   SECTION 7.06.     Reports By Trustee to Holders of the Notes...............66
   SECTION 7.07.     Compensation and Indemnity...............................66
   SECTION 7.08.     Replacement of Trustee...................................67
   SECTION 7.09.     Successor Trustee By Merger, etc.........................68
   SECTION 7.10.     Eligibility; Disqualification............................68
   SECTION 7.11.     Preferential Collection of Claims Against the
                     Company..................................................69

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT
             DEFEASANCE.......................................................69

   SECTION 8.01.     Discharge of Indenture...................................69
   SECTION 8.02.     Option to Effect Legal Defeasance or Covenant
                     Defeasance...............................................69
   SECTION 8.03.     Legal Defeasance and Discharge...........................69
   SECTION 8.04.     Covenant Defeasance......................................70
   SECTION 8.05.     Conditions to Legal or Covenant Defeasance...............71
   SECTION 8.06.     Deposited Money and Government Securities To Be
                     Held in Trust; Other Miscellaneous Provisions............72
   SECTION 8.07.     Repayment to the Company.................................73
   SECTION 8.08.     Reinstatement............................................73

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER....................................73

   SECTION 9.01.     Without Consent of Holders of the Notes..................73
   SECTION 9.02.     With Consent of Holders of Notes.........................74
   SECTION 9.03.     Compliance With Trust Indenture Act......................75
   SECTION 9.04.     Revocation and Effect of Consents........................76
   SECTION 9.05.     Notation on or Exchange of Notes.........................76
   SECTION 9.06.     Trustee to Sign Amendments, etc..........................76

ARTICLE 10 SUBORDINATION......................................................76

   SECTION 10.01.    Agreement to Subordinate.................................76
   SECTION 10.02.    Liquidation; Dissolution; Bankruptcy.....................77
   SECTION 10.03.    Default on Designated Senior Debt........................77
   SECTION 10.04.    Acceleration of Notes....................................78
   SECTION 10.05.    When Distribution Must Be Paid Over......................78
   SECTION 10.06.    Notice By Company........................................79
   SECTION 10.07.    Subrogation..............................................79
   SECTION 10.08.    Relative Rights..........................................79
   SECTION 10.09.    Subordination May Not Be Impaired By Company.............79
   SECTION 10.10.    Distribution or Notice to Representative.................80
   SECTION 10.11.    Rights of Trustee and Paying Agent.......................80
   SECTION 10.12.    Authorization to Effect Subordination....................80

ARTICLE 11 GUARANTEE OF NOTES.................................................81

   SECTION 11.01.    Guarantees...............................................81
   SECTION 11.02.    Execution and Delivery of Guarantee......................82
   SECTION 11.03.    Guarantors May Consolidate, etc., on Certain
                     Terms....................................................82
   SECTION 11.04.    Releases Following Sale of Assets........................83
   SECTION 11.05.    Additional Guarantors....................................83
   SECTION 11.06.    Limitation On Guarantor Liability........................84
   SECTION 11.07.    "Trustee" To Include Paying Agent........................84
   SECTION 11.08.    Rights of Contribution...................................84

ARTICLE 12 SUBORDINATION OF GUARANTEES........................................85

   SECTION 12.01.    Agreement To Subordinate.................................85

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   SECTION 12.02.    Liquidation; Dissolution; Bankruptcy.....................85
   SECTION 12.03.    Default on Designated Guarantor Senior Debt..............86
   SECTION 12.04.    Acceleration of Notes....................................86
   SECTION 12.05.    When Distribution Must Be Paid Over......................86
   SECTION 12.06.    Notice By Guarantor......................................87
   SECTION 12.07.    Subrogation..............................................87
   SECTION 12.08.    Relative Rights..........................................88
   SECTION 12.09.    Subordination May Not Be Impaired By Guarantor...........88
   SECTION 12.10.    Distribution or Notice to Representative.................88
   SECTION 12.11.    Rights of Trustee and Paying Agent.......................88
   SECTION 12.12.    Authorization To Effect Subordination....................89

ARTICLE 13 HOLDERS' LISTS.....................................................89

   SECTION 13.01.    Company to Furnish Trustee Names and Addresses
                     of Holders...............................................89
   SECTION 13.02.    Preservation of Information; Communications to
                     Holders..................................................89

ARTICLE 14 MISCELLANEOUS......................................................90

   SECTION 14.01.    Trust Indenture Act Controls.............................90
   SECTION 14.02.    Notices..................................................90
   SECTION 14.03.    Communication By Holders of Notes with Other
                     Holders of Notes.........................................92
   SECTION 14.04.    Certificate and Opinion as to Conditions Precedent.......92
   SECTION 14.05.    Statements Required in Certificate or Opinion............92
   SECTION 14.06.    Rules by Trustee and Agents..............................93
   SECTION 14.07.    No Personal Liability of Directors, Officers,
                     Employees and Stockholders; Benefits of Indenture........93
   SECTION 14.08.    Governing Law............................................94
   SECTION 14.09.    No Adverse Interpretation of Other Agreements............94
   SECTION 14.10.    Successors...............................................94
   SECTION 14.11.    Severability.............................................94
   SECTION 14.12.    Originals................................................94
   SECTION 14.13.    Table of Contents, Headings, etc.........................94

         INDENTURE dated as of March 5, 1998 among CONMED Corporation, a corporation duly organized and existing under the laws of the State of New York (the "Company"), having its principal office at 310 Broad Street, Utica, New York 13501, the Guarantors (as hereinafter defined) and First Union National Bank, as trustee (the "Trustee") having its office at 10 State House Square, Hartford, CT 06103.

                                    RECITALS

         The Company has duly authorized the creation of an issue of its 9% Senior Subordinated Notes due 2008 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company and each of the Guarantors have duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, to make the Guarantees the valid obligations of the Guarantors and to make this Indenture a valid agreement of the Company and the Guarantors, in accordance with their terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the Notes:


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined herein have the meanings assigned to them herein and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as consistently applied by the Company at December 31, 1997;

         (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles but shall not include the accounts of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its Wholly Owned Subsidiaries; and

         (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or, indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent" means the Note Registrar or any Paying Agent.

     "Asset Sale" means (i) the sale, lease, conveyance, or other disposition by the Company or any of its Restricted Subsidiaries of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of
Section 5.01 and not by the provisions of Section 4.10) and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries (other than directors' qualifying shares), in the case of clauses (i) and (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for Net Proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary, by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or a Holding Company Restructuring; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) a Restricted

Payment that is permitted by Section 4.07; (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets; (v) a sale of Receivables and Related Assets to or by a Securitization Subsidiary in connection with a Permitted Receivable Financing; (vi) any disposition of property in the ordinary course of business by the Company or any of its Restricted Subsidiaries that, in the good faith judgment of management of the Company, has become obsolete or worn out; (vii) any disposition of inventory in the ordinary course of business; (viii) any exchange by the Company or any Restricted Subsidiary of assets for assets of another Person (provided, that (A) all or substantially all of the property received by the Company or any Restricted Subsidiary in such exchange is of a type used in a Related Business (or constitutes Capital Stock of a Person engaged in a Related Business or cash), (B) no Default or Event of Default shall have occurred and be continuing as a result of such exchange, (C) a majority of the Board of Directors of the Company shall have determined in their good faith judgment that such exchange is fair to the Company or the applicable Restricted Subsidiary, as the case may be,
(D) in the event the Company or a Restricted Subsidiary, as the case may be, receives any Capital Stock of a Person pursuant to such exchange, if such Person does not become a Restricted Subsidiary of the Company by virtue of such exchange, then such exchange shall be deemed to be a Restricted Payment by the Company reducing the Restricted Payments basket under clause (c) of the first paragraph of Section 4.07 hereof, and (E) in the event the Company or a Restricted Subsidiary, as the case may be, receives cash pursuant to such exchange, such cash received shall be applied in the manner applicable to Net Proceeds from Asset Sales pursuant to Section 4.10 hereof); (ix) any loans or other transfers of equipment to customers of the Company for use with the Company's disposable medical products; provided, that the fair market value of any such equipment loaned or otherwise transferred to any one customer in any one year shall not exceed $5.0 million in the aggregate; and (x) the sale or issuance of a minimal number of any Foreign Subsidiary's Equity Interests to a foreign national to the extent required by local law or in a jurisdiction outside of the United States, will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital  Stock" means (i) in the case of a corporation,  corporate  stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any similar participation in profits or losses or equity of a Person.

     "Cash Equivalents" means (i) U.S. dollars, (ii) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

     "Change of Control" means the occurrence of any of the following: (i) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as defined in Section 13(d) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); (ii) the adoption of a plan for the liquidation or dissolution of the Company; (iii) the Company consolidates with, or merges with or into, another "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than a Holding Company Restructuring or any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) either
(1) the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the outstanding Voting Stock of the Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the total outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction or
(2) if, immediately prior to such transaction the Company is a direct or indirect Subsidiary of any other Person (each such other Person, the "Holding Company"), the "beneficial owners" (as defined above) of the outstanding Voting Stock of such Holding

Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction; (iv) the consummation of any transaction or series of related transactions (including, without limitation, by way of merger or consolidation) the result of which is that any "person" (as defined above) or "group" (as defined above) becomes the "beneficial owner" (as defined above) of more than 50% of the voting power of the Voting Stock of the Company or (v) during any consecutive two-year period, the first day on which a majority of the members of the Board of Directors of the Company who were members of the Board of Directors of the Company at the beginning of such period are not Continuing Directors.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus, to the extent deducted in computing Consolidated Net Income, (i) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (ii) Consolidated Interest Expense of such Person for such period, (iii) depreciation and amortization (including amortization of goodwill, organization costs, covenants not to compete and other intangibles) and all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period and
(iv) the effect of any write-ups of inventory balances of such Person and its Restricted Subsidiaries in connection with an acquisition accounted for as a purchase transaction, in each case, on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, net payments, if any, pursuant to Hedging Obligations and imputed interest with respect to Attributable Debt and excluding amortization of deferred financing costs.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary thereof in cash, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be included, (iii) the cumulative effect of a change in accounting principles shall be excluded, (iv) the portion of net income of the Company and its Consolidated Subsidiaries allocable to investments in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Consolidated Subsidiaries shall be excluded until such cash is received and (v) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of Net Income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than any Credit Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the relevant Person who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means the Credit Facility and one or more borrowing arrangements to be entered into by and between the Company and/or one or more of its Subsidiaries and a commercial bank or other institutional lender, including any related notes, security documentation, guarantees, letters of credit, collateral documents, instruments and agreements executed in connection therewith, including any appendices, exhibits or schedules to any of the foregoing, and in each case as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restricted, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or credit agreements and whether for the same or a different amount or otherwise) on one or more occasions.

     "Credit Facility" means that certain credit agreement, providing for up to $450 million aggregate principal amount of borrowings, dated as of December 29, 1997 and as amended through the date hereof, by and among the Company, certain Subsidiaries, the several lenders party thereto, Chase Securities Inc., as arranger and syndication agent, Salomon Brothers Holding Company, Inc, as documentation agent, and The Chase Manhattan Bank, as administrative agent, and any related notes, security documentation, guarantees, letters of credit, collateral documents, instruments and agreements executed in connection therewith,  including  any  appendices,  exhibits  or  schedules  to  any of the foregoing,  and in each  case  as  such  agreements  may be  amended,  modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements and whether for the same or a different amount or otherwise) on one or more occasions.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Notes" means any Notes other than a Global Note.

     "Depositary" means, with respect to Notes issuable or issued in whole or in part in global form hereunder, unless otherwise specified by the Company pursuant to Section 2.12, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

     "Designated  Guarantor  Senior Debt" means,  with respect to any Guarantor,
(i) so long as any Indebtedness of such Guarantor is outstanding under the Credit Facility, such Indebtedness, and (ii) any other Guarantor Senior Debt permitted hereunder the principal amount of which is $25.0 million or more and that has been designated by the Guarantor as "Designated Guarantor Senior Debt."

     "Designated Senior Debt" means (i) so long as any Indebtedness is outstanding under the Credit Facility, such Indebtedness and (ii) any other Senior Debt permitted hereunder the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Disqualified Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the

Notes.

     "Equity Interests" means Capital Stock and all warrants, options or other rights (including rights under a shareholder rights plan) to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Excess Amount" means, with respect to any Credit Facility, the amount by which aggregate payments of principal made thereunder exceed the aggregate payments of principal required to be made through the date of determination, in respect of any term Indebtedness, under the amortization schedule of such Credit Facility.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means Notes having terms substantially identical in all material respects to the Rule 144A Notes for which they are to be exchanged in the Exchange Offer, except that (i) the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) Holders of Exchange Notes will not be entitled to certain rights of holders of Rule 144A Notes under the Registration Rights Agreement.

     "Exchange Offer" means the registration by the Company under the Securities Act of the Exchange Notes pursuant to the Exchange Offer Registration Statement under which the Company shall offer the Holders of all Outstanding Notes the opportunity to exchange all such Outstanding Notes for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Notes tendered in such exchange offer by such Holders.

     "Exchange Offer Registration Statement" means the registration statement relating to the Exchange Offer, including the related prospectus.

     "Existing   Indebtedness"   means  Indebtedness  of  the  Company  and  its
Restricted Subsidiaries (other than the Indebtedness under the Credit Facility) in existence on the date hereof until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the Consolidated Interest Expense of such Person for such period and (ii) any interest expense on Indebtedness of another Person that is (A) guaranteed by the referent Person or one of its Restricted Subsidiaries (whether or not such guarantee is called upon) (other than guarantees permitted under clause (xvi) of the second paragraph under Section 4.09 hereof) or (B) secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon); provided that with respect to clause (ii)(B), the amount of Indebtedness (and attributable interest expense) shall be equal to the lesser of (I) the principal amount of the Indebtedness secured by the assets of such Person or one of its Restricted Subsidiaries and (II) the fair market value (as determined by the Board of Directors of such Person and set forth in an Officer's Certificate delivered to the Trustee) of the assets securing such Indebtedness and (iii) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated, but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Indebtedness and the Consolidated EBITDA of the Person which is the subject of any such acquisition, (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (iii) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date had been the applicable rate for the entire period, (iv) pro forma effect shall be given to Asset Sales and asset acquisitions (including giving pro forma effect to the application of the proceeds of any Asset Sale) that occur during such period or thereafter and on or prior to the Calculation Date as if they had occurred and such proceeds had been applied on the first day of such period, and (v) pro forma effect shall be given to Asset Sales and asset acquisitions (including giving pro forma effect to the application of proceeds of any Asset Sale and any related financing in connection with any asset acquisition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such four-quarter reference period or subsequent to such period and prior to the Calculation Date and that would have constituted Asset Sales or acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such Asset Sales or asset acquisitions were Asset Sales or asset acquisitions that occurred on the first day of such period as if they had occurred on the first day of such period.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company organized and existing under the laws of any jurisdiction outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Committee on Auditing Procedures and the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Commission or in such other opinions, pronouncements or statements by such other entities, including practice within the profession, as may be approved or followed by a significant segment of the accounting profession of the United States, which are in effect or followed from time to time. All determinations (including all ratios and computations) based on GAAP contained herein shall be computed in conformity with GAAP as in effect on December 31, 1997.

     "Global Note" means a Note which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Notes or any portion thereof, but not including any Notes that are no longer Outstanding, and having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and rate of interest.

     "Government   Securities"  means  direct  obligations  of,  or  obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof but excluding contractual indemnity obligations, of all or any part of any indebtedness) in accordance with GAAP.

     "Guarantee" means the guarantee of the Notes by the Guarantors  pursuant to
Article 11.

     "Guarantee Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the date provided in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable with respect to the Guarantees.

     "Guarantor" means each of (i) the Subsidiaries of the Company (other than Foreign Subsidiaries, Immaterial Subsidiaries and Securitization Subsidiaries) in existence on the date hereof and (ii) any future Restricted Subsidiary (other than Foreign Subsidiaries, Immaterial Subsidiaries and Securitization Subsidiaries) and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates and (iii) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (i) and (ii).

     "Holder" means a Person in whose name a Note is registered in the Note Register.

     "Holding Company Restructuring" means any merger, consolidation or similar transaction (including a share exchange under state law) or series of mergers, consolidations or similar transactions (including share exchanges pursuant to state law) involving the Company, its Restricted Subsidiaries and/or any other "person" (as defined in Section 13(d) of the Exchange Act) consummated principally for the purpose of reorganizing the Company's operations under a holding company structure where (a) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation (the "New Holding Company"); provided, that the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the outstanding Voting Stock of the Company immediately prior to such transaction(s) own beneficially, directly or indirectly through one or more "persons" (as defined above), all of the total outstanding Voting Stock of the New Holding Company immediately after such transaction and (b) the Guarantee of each Subsidiary of the Company that becomes a Subsidiary of the New Holding Company as a result of such transaction shall not be terminated in connection with such transaction.

     "Immaterial Subsidiary" means any Restricted Subsidiary designated by the Company as an Immaterial Subsidiary and which would not be a "significant subsidiary" under Rule 1-02(w) of Regulation S-X, substituting all references in such Rule to 10% with 5%; provided, that the Company may not designate any Restricted Subsidiary as an Immaterial Subsidiary if, giving effect to such designation, the combined total assets (determined in accordance with GAAP) of the Company and the Guarantors would represent less than 80% of the combined total assets (determined in accordance with GAAP) of the Company and the Restricted Subsidiaries (excluding Foreign Subsidiaries). Any Immaterial
Subsidiary which subsequent to its designation as such ceases to meet the foregoing criteria shall thereupon cease to be an Immaterial Subsidiary and shall become a Guarantor.

     "Incur" or "incur" means, with respect to any Indebtedness (including Acquired Debt or Disqualified Stock), to create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of such Indebtedness (including Acquired Debt or Disqualified Stock); provided that (i) neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness and (ii) the assumption of Indebtedness by the surviving entity of a transaction permitted by Section 11.03(a) hereof or the last sentence of
Section 5.01 hereof in existence at the time of such transaction shall not be deemed an incurrence of Indebtedness. The term "incurrence" has a corresponding meaning.

     "Indebtedness" means, with respect to any Person without duplication, (a) any indebtedness of such Person, whether or not contingent (but excluding contractual indemnity obligations), in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the deferred and unpaid balance of the purchase price of any property, except Indebtedness shall not include any such balance that constitutes an accrued expense or trade payable, or representing any Hedging
Obligations if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (c) the maximum fixed repurchase price of Disqualified Stock issued by such Person and the liquidation preference of preferred stock issued by such Person, in each case if held by any Person other than the Company or a Restricted Subsidiary of the Company, and, to the extent not otherwise included, the guarantee by such Person of any such indebtedness of any other Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds an interest through a Participant.

     "Interest Payment Date" shall have the meaning assigned to such term in the Notes.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding loans to directors, officers or employees (but not any forgiveness thereof) and commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company, or any Restricted Subsidiary of the Company issues Equity Interests, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the fair market value of the Equity Interests of such Person held by the Company or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest).

     "Liquidated  Damages" means all  liquidated  damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary, unusual or nonrecurring gain, charge, expense or loss, together with any related provision for taxes on such extraordinary, unusual or nonrecurring gain, charge, expense or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than long-term Indebtedness of a Restricted Subsidiary of such Person and Indebtedness under the Credit Facility) secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Note Custodian" means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

     "Note Register" and "Note Registrar" have the respective meanings specified in

Section 2.03.

     "Notes" means the Rule 144A Notes and Exchange Notes issued under this Indenture. The Rule 144A Notes and the Exchange Notes shall constitute one class of securities for all purposes, will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class on any matter.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Indebtedness, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company and otherwise meeting the requirements, if any, of the Trust Indenture Act delivered to the Trustee.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

         (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

         (iii) Notes which have been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Guarantor or guarantor of such other obligor.

     "Pari Passu Indebtedness" means Indebtedness of the Company which ranks pari passu in right of payment with the Notes.

     "Paying Agent" means any Person authorized by the Company to pay the principal of, and premium, if any, or interest on any Notes on behalf of the Company.

     "Permitted Investments" means (i) Investments in the Company or in a Restricted Subsidiary of the Company (including, without limitation, guarantees of the Indebtedness and/or other Obligations of the Company and/or any Restricted Subsidiary of the Company, so long as such Indebtedness and/or other Obligations are permitted hereunder); (ii) Investments in Cash Equivalents;
(iii) Investments by the Company or any Restricted Subsidiary of the Company in, or the purchase of the securities of, a Person if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary of the Company or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any non-cash consideration received in connection with an Asset Sale that complies with Section 4.10 hereof; (vi) Investments in connection with Hedging Obligations permitted to be incurred under Section 4.09 hereof; (vii) Investments outstanding on the date hereof; (viii) Investments not to exceed $25.0 million at any one time; (ix) in the event the Company or any Restricted Subsidiary maintains any unfunded deferred compensation plan (within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended), to the extent benefits under such plan are defined by reference to specific investments, whether at the participant's or the beneficiaries' election or otherwise, any Investment in such a specific investment; (x) extensions of trade credit in the ordinary course of business; (xi) investments (including debt obligations and Equity Interests) by the Company or any Restricted Subsidiary received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and
(xii) guarantees (other than those referred to in clause (i) above) permitted to be incurred by the Company or any Restricted Subsidiary pursuant to Section 4.09 hereof.

     "Permitted Junior Securities" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinate to the payment of all then outstanding Senior Debt at least to the same extent that the Notes are subordinated to the payment of all Senior Debt on the Closing Date, so long as
(i) the effect of the use of this defined term in the subordination provisions contained in Article 10 hereof is not to cause the Notes to be treated as a part of (a) the same class of claims as the Senior Debt or (b) any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company and (ii) to the extent that any Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Debt and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt not paid in full in cash.

     "Permitted Liens" means (i) Liens on property of the Company and any Restricted Subsidiary securing (a) Senior Debt and/or (b) Hedging Obligations permitted to be incurred hereunder pursuant to Section 4.09 hereof; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets of the Company or any Restricted Subsidiary of the Company other than the assets acquired in such merger or consolidation; (iv) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and do not extend to any assets of the Company or any other Restricted Subsidiary of the Company;
(v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired; (vi) Liens imposed by law, including Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (vii) Liens existing on the date hereof; (viii) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; provided that any reserve or other appropriate provision as required in conformity with GAAP shall have been made therefor; (ix) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision as required in conformity with GAAP shall have been made therefor; (x) Liens in favor of issuers of surety bonds or commercial letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business which encumber documents and other property or assets relating to such letters of credit and products and proceeds therefor; (xi) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;
(xii) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, inventory or other property of such Person; provided that the Lien may not extent to any other property owned by such Person or any of its Subsidiaries at the time the Lien is incurred; (xiii) Liens on Receivables and Related Assets to reflect sales of Receivables and Related Assets to and by a Securitization Subsidiary pursuant to a Permitted Receivables Financing or securing Indebtedness permitted by clause
(xiii) of the second paragraph of Section 4.09 hereof; (xiv) Liens securing Indebtedness represented by any industrial revenue bonds, pollution control bonds or other tax exempt financing; provided, that the aggregate amount of any Indebtedness to which such Liens relate at any one time outstanding shall not exceed $10.0 million; (xv) Liens to secure (A) Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section
4.09 hereof covering only the assets acquired with such Indebtedness or the assets which are the subject of the sale leaseback transaction, as the case may be, and (B) Indebtedness of any Restricted Subsidiary (other than a Guarantor) permitted to be incurred by such Restricted Subsidiary pursuant to the provisions contained in Section 4.09 hereof; (xvi) Liens incurred by the Company or any Restricted Subsidiary of the Company with respect to obligations not constituting Indebtedness for borrowed money that do not exceed $10.0 million in the aggregate at any one time outstanding; (xvii) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted hereunder; provided that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.09 hereof; (xviii) Liens in favor of the lessee on instruments which are the subject of leases entered into in the ordinary course of business; provided that any such Lien shall not extend to or cover any assets or property of the Company and its Restricted Subsidiaries that is not the subject of any such lease; (xix) Liens to secure Attributable Debt and/or that are permitted to be incurred pursuant to Section 4.13 hereof; provided that any such Lien shall not extend to or cover any assets of the Company or any Guarantor other than the assets which are the subject of the sale leaseback transaction in which the Attributable Debt is incurred; and (xx) Liens to secure other Indebtedness; provided, that the aggregate amount of any Indebtedness to which such Liens relate at any one time outstanding shall not exceed $15.0 million.

     "Permitted Receivables Financing" means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which a Securitization Subsidiary purchases Receivables and Related Assets from the Company or any Restricted Subsidiary and finances such Receivables and Related Assets or a fractional undivided interest in the Receivables and Related Assets; provided that (i) the Board of Directors shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Receivables and Related Assets to or by the Securitization Subsidiary are made at fair market value (as determined in good faith by the Board of Directors), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors),
(iv) no portion of the Indebtedness of a Securitization Subsidiary is guaranteed by or is recourse to the Company or any Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of the Receivables and Related Assets) and (v) neither the Company nor any Subsidiary has any obligation to maintain or preserve the Securitization Subsidiary's financial condition.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums, accrued interest and reasonable fees and expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes and has a final maturity date that is later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable in the aggregate to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded ranks pari passu in right of payment with the Notes and has a final maturity date that is later than the final maturity date of the Notes, such Permitted Refinancing Indebtedness has a final maturity date that is later than the final maturity date of, and ranks pari passu with, or is subordinated in right of payment to, the Notes on terms at least as favorable in the aggregate to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) if such Indebtedness is incurred by the Company, the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded may not be a Restricted Subsidiary.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Receivables and Related Assets" means accounts receivable and instruments, chattel paper, obligations, general intangibles and other similar assets, in each case, relating to such receivables, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all of the foregoing.

     "Redeemable Capital Stock" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Registration Rights Agreement" means the Registration Rights Agreement dated March 5, 1998 by and between the Company and Salomon Brothers Inc and Chase Securities Inc., as Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Regular Record Date", for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Related Business" means a business, the majority of whose revenues result from the manufacturing, distribution or sale of medical products and equipment or any business reasonably related or incident thereto.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt or Guarantor Senior Debt.

     "Responsible Officer", when used with respect to the Trustee, means any officer within the corporate trust administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted   Investment"  means  an  Investment  other  than  a  Permitted
Investment.

     "Restricted Subsidiary" means (i) any Subsidiary of the referent Person that is not an Unrestricted Subsidiary or (ii) any Subsidiary of a New Holding Company so long as the Holding Company is a Guarantor.

     "Rule 144A Notes" means the Company's 9% Senior Subordinated Notes due 2008, as initially issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securitization Subsidiary" means any Subsidiary created for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto, so long as it: (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Company nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition. If, at any time, such Securitization Subsidiary would fail to meet the foregoing requirements as a Securitization Subsidiary, it shall thereafter cease to be a Securitization Subsidiary for purposes of this Indenture and any Indebtedness of such Securitization Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant).

     "Senior Debt" means, (a) with respect to the Company and as used in Article 10 hereof, (i) all Obligations under or in respect of the Credit Facility permitted to be incurred hereunder at the time incurred pursuant to Section 4.09 hereof and (ii) any other Indebtedness permitted to be incurred by the Company hereunder and any Hedging Obligation permitted to be incurred hereunder, unless the instrument under which the foregoing is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and (b) with respect to any Guarantor and as used in Article 12 hereof, (i) all Obligations permitted under or in respect of the Credit Facility permitted to be incurred at the time incurred pursuant to Section 4.09 hereof and (ii) any other Indebtedness permitted to be incurred by such Guarantor hereunder and any Hedging Obligation permitted to be incurred hereunder, unless the instrument under which the foregoing is incurred expressly provided that such Indebtedness is on parity with or subordinated in right of payment to the Guarantee of such Guarantor. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of the Company or any Guarantor to the Company or any Subsidiary of the Company or any of their respective Affiliates, (y) any trade payables, or (z) any Indebtedness of the type described in clauses (a)
(ii) and (b) (ii) of the preceding sentence that is incurred in violation of the terms of this Indenture, provided, that this clause (z) shall not be read to negate the requirement in clauses (a) (i) and (b) (i) of the preceding sentence that Obligations under or in respect of the Credit Facility be permitted at the time incurred under Section 4.09 hereof to qualify as Senior Debt.

     "Shelf Registration Statement" means the Registration Statement with respect to the Notes which the Company may be required to file pursuant to the Registration Rights Agreement.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" or "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Transfer Restricted Securities" means Notes or beneficial interests therein that bear or are required to bear the legend set forth in Section 2.05 hereof.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company relating to a transaction or series of related transactions having a transaction value in excess of $2.0 million, unless the terms of any such agreement, contract, arrangement or understanding are, in the good faith judgment of the Board of Directors of the Company, no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of

Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant from the date of such incurrence). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof and
(ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.


     Term                                        Defined in Section
     ----                                        ------------------

     "Acceleration Notice"                                 6.02
     "Act"                                                 2.08
     "Affiliate Transaction"                               4.11
     "Asset Sale Offer"                                    3.09
     "Change of Control Offer"                             4.14

     "Change of Control Payment"                           4.14
     "Change of Control Payment Date"                      4.14
     "Commencement Date"                                   3.09
     "Covenant Defeasance"                                 8.03
     "Event of Default"                                    6.01
     "Excess Funding Guarantor"                           11.08
     "Excess Payment"                                     11.08
     "Excess Proceeds"                                     4.10
     "Legal Defeasance"                                    8.02
     "Mandatory Repayment"                                 4.07
     "non-payment default"                                10.03
     "Offer Amount"                                        3.09
     "Offer Period"                                        3.09
     "pay"                                                10.02
     "payment"                                            10.02
     "Payment Blockage Notice"                            10.03
     "payment default"                                    10.03
     "Payment Default"                                     6.01
     "Pro Rata Share"                                     11.08
     "Purchase Date"                                       3.09
     "Restricted Payments"                                 4.07

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA unless otherwise defined herein have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires,

         (a) a term has the meaning assigned to it;

         (b) "or" is not exclusive;

         (c) provisions apply to successive events and transactions;

         (d) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

         (e) for purposes of making any determination of any amount under any single definition set forth in Section 1.01 hereof, such determination shall be made without double counting of any item; provided that with respect to the definition of "Fixed Charge Coverage Ratio" it shall not be deemed to be double counting if an item is included in the calculation of each of "Consolidated EBITDA" and "Fixed Charges."


                                    ARTICLE 2
                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

         The Rule 144A Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. Subject to Section 2.06, the Rule 144A Notes shall be in an aggregate principal amount no greater than $130,000,000; provided, that if Exchange Notes are issued hereunder pursuant to the Exchange Offer, the aggregate maximum principal amount of Rule 144A Notes shall be reduced by the principal amount of Exchange Notes so issued. The
Exchange Notes, when and if issued, and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B. Subject to
Section 2.06, the Exchange Notes shall be in an aggregate principal amount no greater than $130,000,000 less the aggregate principal amount of Rule 144A Notes not exchanged for the Exchange Notes in the Exchange Offer. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The Notes may be initially issued either in the form of a Global Note or Notes or in the form of Definitive Notes or both. A Global Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or an Agent thereof, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof. Definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

         The Rule 144A Notes and the Exchange Notes shall constitute one class of securities for all purposes, will vote and consent together on all matters as one class and will not have the right to vote or consent as a separate class on any matter.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature.

         Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

         Each Note shall be dated the date of its authentication.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes, upon receipt of a Company Order. The aggregate principal amount of Notes Outstanding at any time may not exceed such amount.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

         The Company shall maintain or cause to be maintained through the Trustee or such other Person as may be appointed hereunder a register (the register maintained in such office and in any other office or agency designated pursuant hereto being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company shall also maintain or cause to be maintained through the Trustee or such other Person as may be appointed hereunder an office or agency where Notes may be presented for payment ("Paying Agent"). The Note Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Note Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Note Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture, such notification to be delivered, together with a certificate of such Agent that it agrees to perform its duties in accordance with the procedures established by the Trustee and with the terms of this Indenture, to the Trustee prior to the date such Agent assumes its duties hereunder. If the Company fails to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Note Registrar.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.  REGISTRATION OF TRANSFER AND EXCHANGE.

         (a) With respect to the transfer and exchange of Definitive Notes: when Definitive Notes are presented to the Trustee with the request (x) to register the transfer of the Definitive Notes or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Trustee shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                  (A) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or by its attorney, duly authorized in writing; and

                  (B) shall, in the case of Transfer Restricted Securities that are Definitive Notes, except if exchanged for an Exchange Note in the Exchange Offer, be accompanied by the following additional information and documents, as applicable:

                    (1) if such Transfer  Restricted Security is being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

                    (2) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

                    (3) if such Transfer Restricted Security is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably acceptable to the Company and to the Note Registrar to the effect that such transfer is in compliance with the Securities Act.

         (b) The following restrictions apply to any transfer of a Definitive Note for a beneficial interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except until and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (A) if such Definitive Note is a Transfer Restricted Security and such transfer is not being made in connection with the Exchange Offer, certification, substantially in the form of Exhibit C hereto, that such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                  (B) whether or not such Definitive Note is a Transfer Restricted Security, written instructions directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, in accordance with the standing instructions and procedures existing between it and the Depositary, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then Outstanding, the Company shall issue and, upon receipt of a written authentication order in the form of an Officer's Certificate, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

         (d) With respect to the transfer of a beneficial interest in a Global Note for a Definitive Note:

                  (A) Any person having a beneficial interest in a Global Note may, upon request to the applicable Trustee, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Note constituting a Transfer Restricted Security only, except if exchanged for an Exchange Note in the Exchange Offer, the following additional information and documents (all of which may be submitted by facsimile):

                       (1) if such beneficial  interest is being  transferred to
                  the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit C hereto); or

                       (2) if such beneficial interest is being transferred to a
                  "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit C hereto); or

                       (3) if such  beneficial  interest  is  being  transferred
                  pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto) and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company and to the Note Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee will cause, in accordance with the standing instructions and procedures existing between it and the Depositary, the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of a written authentication order in the form of an Officer's

     Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Note.

                  (B) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.05 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall in writing instruct the Trustee. The Trustee shall deliver such Definitive Notes to the persons in whose name such Notes are so registered.

         (e) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.05), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) The following relates to the authentication of Definitive Notes in the absence of the Depositary. If at any time: (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or
(ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture, then the Company will execute, and the Trustee, upon receipt of a Company Order requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

         (g)


                 (A)

(A) Except as otherwise agreed to by the Company, the Trustee and the Holder thereof or as permitted by the following paragraph (B), each Rule 144A Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes other than Exchange Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION

     UNDER SUCH LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF SUCH SECURITY UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IS, OR WHO THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
     SECURITIES ACT, AND IN EACH OF THE FOREGOING CASES SUCH OFFER, SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF A SATISFACTORY OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM PROVIDED FOR IN THE INDENTURE (A COPY OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE. ANY TRANSFEREE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED EITHER (X) THAT IT IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT ("ERISA") OR THE INTERNAL REVENUE CODE (THE "CODE") TO PURCHASE THIS SECURITY OR (Y) THAT ITS PURCHASE AND CONTINUED HOLDING OF THE SECURITY WILL BE COVERED BY A U.S. DEPARTMENT OF LABOR CLASS EXEMPTION (WITH RESPECT TO PROHIBITED TRANSACTIONS UNDER SECTION 406(a) OF ERISA).

                  (B) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act (including the Shelf Registration Statement):

                       (1) in the case of any Transfer  Restricted Security that
                  is a Definitive Note, the Note Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                       (2) any such Transfer Restricted Security  represented by
                  a Global Note shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.05(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144 or an effective registration statement, the Holder thereof shall certify in writing to the Note Registrar that such request is being made pursuant to Rule 144 or an effective registration statement (such certification to be substantially in the form of Exhibit C hereto) and, in the case of a transfer pursuant to Rule 144, accompanied by an opinion of counsel reasonably acceptable to the Company and to the Note Registrar to the effect that such transfer is in compliance with the Securities Act.

         (h) At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

         The Company and the Note Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

         No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable and any other expenses (including the fees and expenses of the Trustee) in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.06 or 9.05).

         (j) Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note may be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.06.  REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the receipt of a Company Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Upon the issuance of any new Note under this Section, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.07.  OUTSTANDING NOTES.

         The Notes Outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.07 as not Outstanding.

         If the principal amount of any Note is considered paid under Section 4.01, it ceases to be Outstanding and interest on it ceases to accrue as of the date it is deemed paid. Upon a "legal defeasance" pursuant to Section 8.03 or a "covenant defeasance" pursuant to Section 8.04, the Notes shall be deemed to be Outstanding or not Outstanding as provided in the applicable Section 8.03 or 8.04.

SECTION 2.08.  ACTS OF HOLDERS; RECORD DATE.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 13.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         (d) The ownership of Notes shall be proved by the Note Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 2.09.  TEMPORARY NOTES.

         Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency of the Company, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.10.  CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Note Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, and, upon receipt by the Trustee of a Company Request, certification of their destruction shall be delivered to the Company unless, by Company Order, the Company shall direct that canceled Notes be returned to it. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.11.  DEFAULTED INTEREST.

         If the Company or any Guarantor defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company, with the consent of the Trustee, shall fix each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon receipt by the Trustee of a

Company Request, the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.12.  NOTES ISSUABLE IN THE FORM OF A GLOBAL NOTE.

         (a) If the Company shall establish that the Notes are to be issued in whole or in part in the form of one or more Global Notes, then the Company shall execute and the Trustee or an agent thereof shall, in accordance with Section
2.02 and the Company Order delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Note or Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Notes to be represented by such Global Note or Notes, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for securities in definitive form, this security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to the nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depositary, has an interest herein."

         (b)  Notwithstanding  any other  provision  of this  Section 2.12 or of
Section 2.05, and subject to the provisions of paragraph (c) below, a Global Note may be transferred, in whole but not in part and in the manner provided in
Section 2.05, only to a nominee of the Depositary for such Global Note, or to the Depositary, or a successor Depositary for such Global Note selected or approved by the Company, or to a nominee of such successor Depositary.

         (c)

         (i)

(i) If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the Notes shall no longer be eligible or in good standing under the Exchange Act or any other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company and the Guarantors will execute, and the Trustee or an agent thereof, upon receipt of a Company Order for the authentication and delivery of individual Definitive Notes in exchange for such Global Note, will authenticate and deliver, individual Definitive Notes of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note.

         (ii) The Company may at any time and in its sole discretion determine that the Notes issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Definitive Notes in exchange in whole or in part for such Global Note, will authenticate and deliver individual Definitive Notes of like tenor and terms in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.

         (iii) If specified by the Company pursuant to a Company Order, the Depositary for a Global Note may surrender such Global Note in exchange in whole or in part for individual Definitive Notes of like tenor and terms on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or an agent thereof, upon receipt of a Company Order, shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Definitive Note or Notes of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest as specified by such Depositary in the Global Note; and (2) to such Depositary a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Definitive Notes delivered to Holders thereof.

         (iv) In any exchange provided for in (i), (ii) or (iii) of this paragraph (c), the Company will execute and the Trustee or an agent thereof will authenticate and deliver individual Definitive Notes in registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Note for individual Definitive Notes, such Global Notes shall be cancelled by the Trustee or an agent thereof. Except as provided in (iii) above, Definitive Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct either the Trustee or the Note Registrar. Such Trustee or the Note Registrar shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee), a Company Order setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

         If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 3.09 or 4.14 hereof, it shall furnish to the Trustee, at least 30 days before the scheduled purchase date, a Company Order setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price,
(iv) the principal  amount of the Notes to be purchased,  (v) the purchase date,
(vi) a statement to the effect that all conditions precedent required to be met as part of such offers to purchase have been met and (vii) further setting forth a statement to the effect that (a) the Company or one of its Restricted
Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $15.0 million or (b) a Change of Control has occurred, as applicable.

SECTION 3.02.  SELECTION OF NOTES TO BE PURCHASED OR REDEEMED.

         If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial purchase or redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be purchased or redeemed, the entire Outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price and accrued interest and Liquidated Damages, if any;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), a Company Order requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price, plus accrued and unpaid interest and Liquidated Damages, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

         On or before 12:00 p.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 3.09 or 4.14, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased.

         If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on and after the redemption or purchase date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). Notwithstanding Sections 3.09 and Sections 3.14, if a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, and Liquidated Damages, if any, from the redemption or purchase date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in aggregate principal amount to and in exchange for the unredeemed portion of the principal of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

         Except as set forth in the next paragraph, the Notes shall not be redeemable at the Company's option prior to March 15, 2003. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve month period beginning on March 15 of the years indicated below:


          YEAR                                          PERCENTAGE
          ----                                          ----------
          2003.......................................     104.500%
          2004.......................................     103.000%
          2005.......................................     101.500%
          2006 and thereafter........................     100.000%

         Notwithstanding the foregoing, at any time prior to March 15, 2001, the Company on one or more occasions may redeem up to 35% of the aggregate principal amount of Notes originally issued with the net proceeds of one or more offerings of common stock of the Company for cash at a redemption price of 109.000% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable date of redemption; provided that at least 65% of the aggregate principal amount of the Notes remain Outstanding immediately after the occurrence of each such redemption.

         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

         Except as set forth under the Sections 3.09, 4.10 and 4.14 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below:

         The Asset Sale Offer shall remain open for a period of twenty Business Days after the Commencement Date relating to such Asset Sale Offer, except to the extent that a longer period is required by applicable law (as so extended, the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Sections 3.02 and 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         No later than the date which is fifteen Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall notify the Trustee of such Asset Sale Offer in accordance with Section
3.09 hereof and commence or cause to be commenced the Asset Sale Offer on a date no later than fifteen Business Days after such notice (the "Commencement Date").

         On the Commencement Date of any Asset Sale Offer, the Company shall send or cause to be sent, by first class mail, a notice to the Trustee and each of the Holders. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

         (a) that the Asset Sale Offer is being made  pursuant  to this  Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

         (f) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) in accordance with Section
3.06 hereof.

         On or before 12:00 p.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for Payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and
(iii) deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest and Liquidated Damages, if any, thereon, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Principal, premium, if any, interest and Liquidated Damages, if any, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, interest and Liquidated Damages, if any, then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Note Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency pursuant to the immediately preceding paragraph for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.  REPORTS.

         Whether or not required by the rules and regulations of the Commission, so long as any Notes are Outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any Notes constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall furnish to Holders and to securities analysts and prospective investors, upon their request, such other information as may be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the Note Register, within 120 days after the end of the Company's fiscal year and within 60 days after the end of each of the first three quarters of each such fiscal year.

         The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and the Trustee will deliver such reports to the Holders under this Section 4.03.

SECTION 4.04.  COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For the purpose of this Section 4.04, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the annual financial statements delivered pursuant to Section 4.03 hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be Price Waterhouse LLP or a successor firm or another firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Section 5.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement cannot be obtained, the Company shall deliver an Officer's Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

         (c) The Company shall, so long as any of the Notes are Outstanding, deliver to the Trustee, forthwith upon the Company having actual knowledge of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies shown on returns to be due and owing, except such as are contested in good faith by appropriate procedures.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

         The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution (including in connection with any merger or consolidation) on account of any Equity Interests of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any of its Restricted Subsidiaries or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any principal payment or, with respect to Disqualified Stock, similar payment on, or purchase, redeem, defease or otherwise acquire or retire for value (x) any Indebtedness that is subordinated in right of payment to the Notes or a Guarantee or (y) any Disqualified Stock, except at the original final maturity thereof or in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness or Disqualified Stock (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and

         (b) the Company would be permitted, immediately after giving effect to such Restricted Payment, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof, and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company and excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (vii), (x) and (xiii) of the next succeeding paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 1998 to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (2) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the Board of Directors of the Company) received by the Company from contributions of capital or the issue or sale since the date hereof of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock); provided that no proceeds received by the Company from the issue or sale of any Equity Interests issued by the Company will be counted in determining the amount available for Restricted Payments under this clause (c) to the extent such proceeds were used to redeem, repurchase, retire or acquire any Equity Interests of the Company pursuant to clause (ii) of the next succeeding paragraph, to defease, redeem or repurchase any subordinated Indebtedness pursuant to clause (iii) of the next succeeding paragraph or to redeem, repurchase, retire or acquire any Equity Interests of the Company pursuant to clause (iv) of the next succeeding paragraph, plus (3) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any).

         The foregoing provisions will not prohibit any or all of the following Restricted Payments (each and all of which (1) constitutes an independent exception to the foregoing provisions and (2) may occur in addition to any action permitted to occur under any other exception): (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock); (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock); (iv) the redemption, repurchase, retirement or other acquisition of any Disqualified Stock in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Disqualified Stock; provided that any Disqualified Stock so issued has a stated, liquidation, redemption or similar value no greater than the Disqualified Stock being redeemed, repurchased, retired or otherwise acquired and matures, is mandatorily redeemable and/or is redeemable at the sole option of the holder thereof on a date later than the date of the Disqualified Stock being redeemed, repurchased, retired or otherwise acquired; (v) the funding of loans (but not including the forgiveness of any such loan) to, and payment of directors' and officers' insurance premiums for the benefit of, executive officers, directors, employees or shareholders for relocation loans, bonus advances and other purposes consistent with past practices or the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Stock) or options on such shares held by the Company's or the Restricted Subsidiaries' directors, officers or employees or former directors, officers or employees (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former directors, officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former directors, officers or employees; provided that the aggregate amount of any such loans funded and cash consideration paid, or distributions made, pursuant to this clause (v) does not in any one fiscal year exceed $5.0 million;
(vi) the payment of dividends by a Restricted Subsidiary on any class of common stock of such Restricted Subsidiary if such dividend is paid pro rata to all holders of such class of common stock; (vii) the repurchase of any class of common stock of a Restricted Subsidiary if such repurchase is made pro rata with respect to such class of common stock; (viii) payments of cash, not to exceed $5.0 million in the aggregate, (A) in lieu of the issuance of fractional shares in connection with stock dividends and other distributions on account of, and otherwise payable in, Equity Interests and (B) to redeem Equity Interests in connection with a rights plan adopted by the Board of Directors of the Company;
(ix) payments in respect of the warrant to acquire 1,000,000 shares (subject to adjustment) of the Company's common stock originally issued to Bristol-Myers Squibb Company in connection with the Company's acquisition on December 31, 1997 of Linvatec Corporation and certain related assets; (x) any other Restricted Payment if the amounts thereof, together with all other Restricted Payments made pursuant to this clause (x) since the date hereof, shall not exceed $10.0 million; (xi) the payment of dividends by a Foreign Subsidiary to a foreign national on any class of common stock of such Foreign Subsidiary that, pursuant to requirements of local law in a jurisdiction outside the United States, is held by such foreign national; (xii) payments pursuant to or in connection with consolidations, mergers or transfers of assets that comply with the provisions of this Indenture applicable to mergers, consolidations or sales of assets (including share exchanges pursuant to state law), not to exceed $15.0 million in the aggregate; and (xiii) the redemption, repurchase or other acquisition of Notes. In the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (i) through (xiii) of this paragraph, the Company, in its sole discretion, shall classify such Restricted Payment and only be required to include the amount and type of such Restricted Payment in one of such clauses.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided, however, that (i) no Default or Event of Default shall have occurred and be continuing or would arise therefrom, (ii) such designation, when considered as an Investment as described in the next sentence, is at that time permitted under this Section 4.07 and (iii) immediately after giving effect to such designation, the Company would be able to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio set forth in the first paragraph of Section 4.09 hereof. All such outstanding Investments shall be deemed to constitute Restricted Investments in an amount equal to the fair market value (as determined by the Board of Directors of the Company in good faith) of such Investments at the time of such designation. Such designation shall only be permitted if under the terms of this Indenture such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         Not later than the date of making any Restricted Payment (excluding Restricted Payments permitted by (ii), (iii), (iv), (vi), (vii), (x) and (xiii) of the second preceding paragraph hereof, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations shall be based upon the Company's latest available financial statements.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness, as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof permitted hereunder; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate than those contained in the Existing Indebtedness, as in effect on the date hereof; (b) the Credit Facility and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof permitted hereunder; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate than those contained in the Credit Facility as in effect on the date hereof; (c) the Indenture, the Notes and the Guarantees; (d) applicable law; (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrances or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred), and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof permitted hereunder; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate than those relating to such Indebtedness or Capital Stock in effect at the time of the acquisition; (f) customary non-assignment provisions in leases, licenses, contracts and other agreements entered into in the ordinary course of business and consistent with past practices; (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced; (i) an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or property or assets of a Restricted Subsidiary; provided that such restrictions are limited to the Restricted Subsidiary that is the subject of such agreement; (j) restrictions created in connection with any Permitted Receivables Financing; or (k) restrictions applicable to any Foreign Subsidiary pursuant to Indebtedness permitted to be incurred pursuant to clause (x) of the second paragraph of Section 4.09 hereof; provided that such restrictions shall be limited to customary net worth, leverage, cash flow and other financial ratios applicable to such Foreign Subsidiary, customary restrictions on mergers and consolidations involving such Foreign Subsidiary, customary restrictions on transactions with affiliates of such Foreign Subsidiary and customary provisions subordinating the payment of intercompany Indebtedness owed by such Foreign Subsidiary to the Company or any of its Restricted Subsidiaries upon the occurrence of a default in respect of Indebtedness of such Foreign Subsidiary or its Subsidiaries and/or events of insolvency with respect to such Foreign Subsidiary or its Subsidiaries; and provided, further, that in no event shall any Indebtedness other than a Credit Agreement incurred by a Foreign Subsidiary prohibit such Foreign Subsidiary from making any dividend or other distribution to the Company or its Restricted Subsidiaries or from otherwise making any loan to the Company or its Restricted Subsidiaries in the absence of a breach by such Foreign Subsidiary of the covenants contained in such Indebtedness unless to do so would violate applicable law.

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (including Acquired Debt and Disqualified Stock) and (ii) the Company will not permit any of its

Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock; provided, however, that the Company and the Guarantors may incur Indebtedness (including Acquired Debt and Disqualified Stock) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least
2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

         The foregoing provisions will not apply to any of the following (each and all of which (1) may be issued or incurred, (2) constitutes an independent exception to the foregoing provisions and (3) may be incurred in addition to any other Indebtedness permitted to be incurred under the foregoing paragraph or any other exception): (i) the incurrence by the Company or any Guarantor of Indebtedness constituting term loans pursuant to one or more Credit Agreements in an aggregate principal amount outstanding at any one time not to exceed $250 million (A) less the aggregate amount of all mandatory repayments (a "Mandatory Repayment") of the principal of any term Indebtedness under such Credit Agreements that have been made since the date hereof (or which would otherwise have been required to have been made but for the fact that a prior optional repayment has been made of the principal of any term Indebtedness under such Credit Agreements) pursuant to the amortization schedule of any Credit Agreement (other than any Mandatory Repayment made concurrently with any refinancing or refunding of such Credit Agreements or required to be made with the net proceeds from the offering of the Notes being made hereby) and (B) less the aggregate amount of all Net Proceeds of Asset Sales applied pursuant to clause (a) of the first sentence of the second paragraph under Section 4.10 hereof to permanently reduce Indebtedness under such Credit Agreements; (ii) the incurrence by the Company or any Guarantor pursuant to one or more Credit Agreements of Indebtedness incurred under revolving credit arrangements and letters of credit in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company or the relevant Guarantor thereunder) not to exceed the greater of (A) $100.0 million in the aggregate or (B) the sum of (x) 85% of the Company's accounts receivable and (y) 50% of the Company's inventory; (iii) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes and any Guarantee thereof; (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by (X) Capital Lease Obligations, mortgage financings, purchase money obligations or sale and leaseback transactions, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary and
(Y) industrial revenue bonds, pollution control bonds or other tax exempt financing; provided the aggregate principal amount of Indebtedness incurred pursuant to this clause (iv) shall not exceed $12.5 million at any time outstanding; (v) Existing indebtedness; (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, indebtedness (or any successive refinancing thereof) that was permitted by this Indenture; (vii) the incurrence by the Company or any of its Restricted Subsidiaries
of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) any subsequent issuance or transfer (including for security purposes) of Equity Interests and (b) any subsequent sale or other transfer (including for security purposes other than to secure Indebtedness permitted to be incurred pursuant to clause (i) or (ii) of this paragraph) of such Indebtedness, in each case, that results in any such Indebtedness being held by a Person other than the Company or any of its Restricted Subsidiaries shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;
(viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness of such Person so long as such floating rate Indebtedness is permitted by the terms of this Indenture to be outstanding or (b) exchange rate risk with respect to agreements or Indebtedness of such Person payable or denominated in a currency other than U.S. dollars; (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; (x) the incurrence by any Foreign Subsidiary of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to maximum potential liability of such Foreign Subsidiary thereunder) in an aggregate maximum principal amount outstanding at any one time not to exceed $10.0 million; (xi) Obligations in respect of performance and surety bonds provided by the Company or any Guarantor in the ordinary course of business; (xii) letters of credit and bankers' acceptances in an aggregate face amount at any time outstanding not to exceed $5.0 million; (xiii) Indebtedness of a Securitization Subsidiary incurred in connection with a Permitted Receivables Financing; provided that after giving effect to the incurrence thereof, the Company would be able to incur at least $1.00 of Indebtedness under the preceding paragraph or clause (i) or (ii) of this paragraph; (xiv) Acquired Debt not to exceed $25.0 million at any time outstanding; (xv) Indebtedness in an aggregate amount not to exceed $1.0 million owed to the Empire State Development Corporation; (xvi) guarantees made in the ordinary course of business by the Company and any of its Restricted Subsidiaries of lease obligations of their customers in respect of equipment sold by the Company or any of its Restricted Subsidiaries to a third party and then leased to such customer in an aggregate amount outstanding at any time not to exceed $10.0 million; (xvii) the incurrence by the Company and any Guarantor of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $25.0 million; and (xviii) guarantees by any Restricted Subsidiary of Indebtedness incurred by the Company or any other Restricted Subsidiary in compliance with the provisions set forth under the preceding paragraph or this paragraph may be guaranteed pursuant to this clause (xviii).

         For purposes of determining compliance with the provisions contained in the two preceding paragraphs, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the clauses of the preceding paragraph or is entitled to be incurred pursuant to the first paragraph of this Section, the Company, in its sole discretion, shall classify such item of Indebtedness in any manner that complies with the provisions contained in this Section; provided that an item of Indebtedness satisfying the criteria of the first paragraph or more than one of the clauses described in the preceding paragraph may be divided and classified in more than one of the types of Indebtedness described above and (ii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP. For the avoidance of doubt and as an example of the application of the foregoing provisions, the Company or any Guarantor shall be permitted to incur Indebtedness constituting term loans pursuant to one or more Credit Agreements in an aggregate principal amount outstanding not to exceed the sum of (a) the amount permitted by clause (i) of the foregoing paragraph and (b) the amount that the Company and its Restricted Subsidiaries are then entitled to incur pursuant to the first paragraph of this Section, and the Guarantors shall be permitted to guarantee the Obligations of the Company under such Credit Agreements.

SECTION 4.10.  ASSET SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company, or the Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor is received by the Company or such Restricted Subsidiary at or prior to consummation of the Asset Sale and is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or, in the case of liabilities of a Restricted Subsidiary, the Guarantee of such Subsidiary) that are assumed by the transferee of any such assets and
(y) any securities, notes, promises to pay or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt, shall be deemed to be consideration received (for purposes of clause (i) above) and cash received at or prior to the consummation of the Asset Sale (for purposes of clause (ii) above).

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt or Pari Passu Indebtedness (provided that if the Company shall so reduce in excess of $15.0 million of Pari Passu Indebtedness, it will equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders) and/or (b) to an investment in a Related Business (or enter into a definitive agreement committing to so invest; provided that the transactions contemplated by any such agreement are later consummated) or to the making of a capital expenditure or the acquisition of other tangible assets, product distribution rights or intellectual property or rights thereto, in each case, in a Related Business (as determined in good faith by the Board of Directors of the Company). Pending the final application of any such Net Proceeds, the Company may temporarily reduce borrowings under the Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall (i) make an offer to all Holders of Notes and (ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Indebtedness of the Company in accordance with provisions requiring the Company to prepay, purchase or redeem such Indebtedness with the proceeds from any asset sales (or offer to do so), pro rata in proportion to the respective principal amounts (or accreted value, as applicable) of the Notes and such other Indebtedness required to be prepaid, purchased or redeemed or tendered for pursuant to such offer (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any general corporate purpose not in contravention of the other covenants provided for in this Indenture. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

         The Asset Sale Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and the rules thereunder, to the extent applicable.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Person known by the Company to be an Affiliate or which the Company should have known is an Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; (ii) if such Affiliate Transaction involves aggregate consideration in excess of $2.0 million, the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors of the Company; and (iii) if such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee an opinion as to the fairness of such Affiliate Transaction from a financial point of view issued by an investment bank or accounting firm of national standing; provided, however, that (a) any employment, consulting or similar agreement (including any loan, but not any forgiveness thereof) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary or any payment of directors' and officers' insurance premiums, (b)
transactions  between or among the Company and/or its  Restricted  Subsidiaries,
(c) a Holding Company Restructuring, (d) payment of employee benefits, including wages, salary, bonuses, retirement plans and stock options and director fees in the ordinary course of business, (e) transactions in connection with a Permitted Receivables Financing or an industrial revenue bond financing and (f) transactions that constitute Restricted Payments permitted by the provisions of this Indenture under Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.  LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing any Obligations on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Notes, and the Guarantees, as applicable, are either (i) secured by a Lien on such property, assets, income or profits that is senior in priority to the Lien securing such other Obligations, if such other Obligations are subordinated in right of payment to the Notes and/or the Guarantees or (ii) equally and ratably secured by a Lien on such property, assets, income or profits with the Lien securing such other Obligations if such other Obligations are pari passu in right of payment to the Notes and/or the Guarantees.

SECTION 4.13.  SALE AND LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to (a) the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and/or (b) clause (iv) of the second paragraph of Section 4.09 hereof (as limited by the proviso to such clause), (ii) the Lien to secure such Indebtedness does not extend to or cover any assets of the Company or such Restricted Subsidiary other than the assets which are the subject of the sale and leaseback transaction, (iii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company and set forth in an Officer's Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(iv) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section
4.10 hereof. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into sale and leaseback transactions resulting in Attributable Debt at any time outstanding relating to such transactions not in excess of $10.0 million in the aggregate without complying with clause (iii) of the preceding sentence.

SECTION 4.14.  OFFER TO PURCHASE UPON CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating:

         (a)  that the Change of Control  Offer is being made  pursuant  to this
              Section 4.14 and that all Notes properly tendered will be accepted for payment;

         (b) the purchase price and the purchase date (the "Change of Control Payment Date"), which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

         (c) that any Note not properly tendered will continue to accrue interest;

         (d) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date;

         (e) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry, to the Paying Agent at the address specified in the notice not later than the close of business on the Change of Control Payment Date;

         (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

         (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

         (h) a description of the transaction or transactions that constitute the

              Change of Control.

         On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to being required to comply with the provisions of this Section 4.14, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.14.

         Notwithstanding the provisions hereof, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in accordance with the provisions hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

SECTION 4.15.  CORPORATE EXISTENCE.

         Subject to the other provisions of this Article 4 and the provisions of
Article 5 hereof, the Company and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their respective corporate existences in accordance with the organizational documents (as the same may be amended from time to time) of the Company or the applicable Guarantor, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of the Company or such Guarantor, as the case may be; provided, that neither the Company nor any Guarantor shall be required to preserve any such right, license or franchise or corporate, partnership or other existence, if the Board of Directors of the Company or such Guarantor, as the case may be, shall in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Guarantor.

SECTION 4.16.  ANTI-LAYERING.

         The Company (i) shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Debt and (b) senior in any respect in right of payment to the Notes; and (ii) no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both
(a) subordinate or junior in right of payment to its Senior Debt and (b) senior in any respect in right of payment to its Guarantee.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) the Company or the Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof. The foregoing will not prohibit a consolidation or merger between the Company and a Guarantor, the transfer of all or substantially all of the properties or assets of the Company to a Guarantor or a Holding Company Restructuring; provided that if the Company is not the surviving entity of such transaction or the Person to which such transfer is made, the surviving entity or the Person to which such transfer is made shall comply with clause (ii) of this Section 5.01.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                                    ARTICLE 6
                                  DEFAULTS AND
                                    REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

         Each of the following constitutes an "Event of Default":

         (i) default for 30 consecutive days in the payment when due of interest or Liquidated Damages, if any, with respect to the Notes (whether or not prohibited by Article 10 or Article 12 hereof);

         (ii) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise (whether or not prohibited by Article 10 or Article 12 hereof);

         (iii) failure by the Company or any Guarantor for 30 consecutive days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then Outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.14 or 5.01 hereof;

         (iv) failure by the Company or any Guarantor for 60 consecutive days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding to comply with its other agreements in this Indenture or the Notes;

         (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its final stated maturity and (B) in each case, the principal amount of such Indebtedness, together with the principal amount of any other such

     Indebtedness under which there has been a Payment Default or the maturity of which has been accelerated as a result of any matter contemplated in clause (v)(A)(i) or (v)(A)(ii), aggregates $10.0 million or more;

         (vi) failure by the Company or any of its Restricted Subsidiaries to pay final non-appealable judgments (to the extent not covered by insurance or as to which the insurer has not acknowledged coverage in writing) aggregating in excess of $10.0 million, which judgments are not paid, fully bonded, discharged or stayed within 60 days after their entry;

         (vii) the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, together would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (a) commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (d) makes a general assignment for the benefit of its creditors, or

               (e) admits in writing its inability generally to pay its debts as the same become due;

         (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of
               Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company in an involuntary case in which it is the debtor,

               (b) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of
               Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted
               Subsidiaries that, together, would constitute a Significant Subsidiary of the Company, or

               (c) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of
               Restricted Subsidiaries that, together, would constitute a Significant Subsidiary of the Company and the order or decree contemplated in clauses
               (i), (ii) or (iii) remains unstayed and in effect for 60 consecutive days; or

         (ix) the termination of the Guarantee(s) of either a Guarantor that is a Significant Subsidiary or group of Guarantors that together constitute a Significant Subsidiary for any reason not permitted by this Indenture, or the disaffirmance in writing of any Person acting on behalf of any such Guarantor or group of Guarantors of its or their Obligations under any such Guarantee(s).

         To the extent  that the last day of the period  referred  to in clauses
(i), (iii), (iv) or (vi) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time.

SECTION 6.02.  ACCELERATION.

         If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (vii) and (viii) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare the unpaid principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or five Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default with respect to the Company specified in clauses (vii) or
(viii) of Section 6.01 hereof occurs, all Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then Outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.  OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (including consents obtained in connection with a tender offer or exchange for Notes) by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

         Holders of at least a majority in aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 6.06.  LIMITATION ON SUITS.

         A Holder of a Note may pursue a remedy with respect to this Indenture, the Guarantees or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

         (b) the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest, and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST:  to the Trustee,  its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         SECOND: to holders of Senior Debt to the extent required by Article 10 or 12 hereof;

         THIRD: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively;

         FOURTH: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

         FIFTH: to the Company, the Guarantors or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing of which it has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this  paragraph  does not limit the effect of paragraph (b) of this
     Section 7.01;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or Guarantor, as applicable.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner of Notes and may otherwise deal with the Company, the Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the

Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.01(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain Outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any securities exchange and of any delisting thereof.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

         The Company and the Guarantors shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company and the Guarantors shall indemnify, jointly and severally, the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors

(including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company and the Guarantors of its obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and out-of-pocket expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The  obligations of the Company and the  Guarantors  under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and out-of-pocket expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in aggregate principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)  the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A  successor  Trustee  shall  deliver  a  written   acceptance  of  its
appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

         This   Indenture   shall  always  have  a  Trustee  who  satisfies  the
requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  DISCHARGE OF INDENTURE

         The Company and the Guarantors, if any, may terminate their obligations under the Notes, the Guarantees, if any, and this Indenture, except the obligations referred to in the last paragraph of this Section 8.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.06 hereof) and the Company has all sums payable by it hereunder or deposited all required sums with the Trustee.

         After such delivery, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantor's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.06, 7.07, 8.06. 8.07 and 8.08 hereof shall survive.

SECTION 8.02.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.03 or 8.04 hereof be applied to all Outstanding Notes and the Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03.  LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be no longer "Outstanding", and to have satisfied all its obligations under such Notes and Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

         (a) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due or, on the redemption date, as the case may be, solely from the trust referred to in Section 8.05(a),

         (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.02 hereof,

         (c) the rights, powers, trusts, duties and immunities of the Trustee, including, without limitation, thereunder Section 7.07, 8.06 and 8.08 hereunder and the Company's obligations in connection therewith, and

         (d) the provisions of this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under
Section 8.04 hereof.

SECTION 8.04.  COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 5.01 and
11.01 hereof with respect to the Outstanding Notes and Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and Guarantees shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes and Guarantees shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes and Guarantees, the Company, its Subsidiaries or any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.02 hereof of the option applicable to this Section 8.04 hereof, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, Sections 6.01(iii) through 6.01(vi) and Section 6.01(ix) hereof shall not constitute Events of Default.

SECTION 8.05.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The  following  shall be the  conditions to the  application  of either
Section 8.03 or 8.04 hereof to the Outstanding Notes and the Guarantees:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, (i) cash in United States dollars, non-callable Government Securities, or a combination thereof, which through the scheduled payment of principal, premium, if any, interest and Liquidated Damages, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of payment, cash in United States dollars in an amount, or (iii) a combination thereof, in such amounts as shall be sufficient, in the opinion of Price Waterhouse LLP or its successor or another nationally recognized firm of independent public accountants reasonably acceptable to the Trustee expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, interest and Liquidated Damages, if any, on the Outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01(vii) and (viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, including, without limitation, the Credit Facility;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company, as applicable, with the intent of preferring the Holders of Notes over the other creditors of the Company, with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (h) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.06. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.07 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the "Trustee") pursuant to Section 8.05 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon receipt by the Trustee of a Company Request and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in
Section 8.05 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07.  REPAYMENT TO THE COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 8.08.  REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.03 or
8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF THE NOTES.

         Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes:

         (a) to cure any ambiguity, defect or to correct or supplement an provision herein that may be inconsistent with any other provisions herein;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 11 hereof;

         (d) to make any change or any provision (i) that would provide any additional rights or benefits to the Holders of the Notes, (ii) that is required to make a Guarantee a binding obligation under state law or (iii) that does not adversely affect the legal rights hereunder of any Holder of the Note;

         (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; and

         (f) to allow any Guarantor to guarantee the Notes.

         Upon receipt by the Trustee of a Company Request accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

         Except as  provided  in (i) the  fourth  and fifth  paragraphs  of this
Section 9.02 and (ii) Sections 8.02, 8.03 and 8.04 hereof, in connection with clause (b) below, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), this Indenture, the Notes or the Guarantees may be amended or supplemented, and subject to Sections 6.02, 6.04 and 6.07 hereof, any existing default or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived.

         Upon receipt by the Trustee of a Company Request accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein continued, but the Trustee shall not be obligated to, enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

         Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then Outstanding may waive compliance in a particular instance by the Company or the Guarantors with any provision of this Indenture, the Notes or the Guarantees. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Note or Guarantee held by a nonconsenting Holder):

         (a)  reduce the principal amount of Notes;

         (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes or any Change of Control Offer;

         (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Notes;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in money other than that stated in the Notes;

         (f)  waive a redemption or repurchase payment with respect to any Note;
              or

         (g) make any change in the foregoing amendment and waiver provisions of this Article 9.

         Without obtaining any necessary consents under the Credit Facility, the Company may not amend or supplement the provisions contained in Article 10 and
Article 12 hereof.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture, the Guarantees or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms.


                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Note agrees, that the payment of all Obligations on the Notes shall be subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all existing and future Senior Debt, whether outstanding on the date hereof or hereafter incurred, and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company, or in a bankruptcy, reorganization, insolvency, receivership or any such proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any payment or distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain (i) Permitted Junior Securities and (ii) payments made from the defeasance trust created pursuant to Article 8 hereof). The term "payment" means, with respect to the Notes, any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium, Liquidated Damages or any other amount on, of or in respect of the Notes, any other acquisition of Notes and any deposit into the trust described in Article 8 above. The verb "pay" has a correlative meaning.

SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.

         The Company also may not make any payment or distribution upon or in respect of the Notes (except that Holders of Notes may receive and retain (a) Permitted Junior Securities and (b) payments made from the defeasance trust created pursuant to Article 8 hereof), if (i) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (a "payment default") or any other default on Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) a default other than a payment default, occurs and is continuing with respect to Designated Senior Debt that permits holders of Designated Senior Debt as to which such default relates to accelerate its maturity (a "non-payment default") and, in the case of this clause (ii) only, the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

         The Company may and shall resume payments on the Notes (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt that has been accelerated, such acceleration has been rescinded, and (b) in the case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the

Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

SECTION 10.04. ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, the Company shall provide the names of the Representatives of the Senior Debt to the Trustee and the Trustee shall promptly notify such Representatives of Senior Debt of the acceleration. The Company may not pay any such accelerated Notes until five Business Days after such holders receive notice of such acceleration and, thereafter, may make such payment only if otherwise permissible under this
Article 10.

SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee receives any payment of any Obligations with respect to the Notes at a time when the Trustee has actual knowledge that such payment is prohibited by Section 10.02 or 10.03 hereof, such Payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         In the event that any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section
10.02 or 10.03 hereof, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

SECTION 10.06. NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07. SUBROGATION.

         After all Senior Debt is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.08. RELATIVE RIGHTS.

         This Article 10 defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (i) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

         (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If the Company fails because of this Article 10 to pay principal of, premium, if any, interest or Liquidated Damages, if any, on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be prejudiced or impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10; provided that this Section
10.11 shall not limit or modify the rights of holders of Senior Debt to recover any such payments from the Holders of the Notes pursuant to Sections 10.02,
10.03 and/or 10.05. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                                   ARTICLE 11
                               GUARANTEE OF NOTES

SECTION 11.01. GUARANTEES.

         Subject to the provisions of this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that:

         (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any (to the extent permitted by law), interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and

         (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately.

         An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. Subject to the provisions of this Article 11, the Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

         Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.

         Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

SECTION 11.02. EXECUTION AND DELIVERY OF GUARANTEE.

         To evidence its Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

         Each  Guarantor  hereby  agrees that its Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company or a Holding Company Restructuring.

         (b) Except as provided in Section 11.03(a) hereof or in a transaction referred to in Section 11.04 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, whether or not affiliated with such Guarantor, unless:

         (i) the Person formed by or surviving any such consolidation or merger

     (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in the Form of Exhibit E hereto (provided, that this clause (i) shall not apply to any merger or consolidation contemplated by clause (a) of Section 11.04);

         (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (iii) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio set forth in Section 4.09 hereof.

         (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit E hereto, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All of the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

         (d) Upon the redesignation by the Company of a Guarantor from Restricted Subsidiary to an Unrestricted Subsidiary in compliance with the provisions of this Indenture, such Subsidiary shall cease to be a Guarantor and shall be relieved of all obligations and covenants under this Indenture and the Notes and Guarantees.

         (e) Concurrently with the Defeasance of the Notes under Section 8.02, the Guarantors shall cease to be Guarantors and shall be relieved of all obligations and covenants under this Indenture and the Notes and Guarantees.

SECTION 11.04. RELEASES FOLLOWING SALE OF ASSETS.

         In the event of (a) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise (provided that in the case of a merger or consolidation, the provisions of clauses (ii) and (iii) of Section 11.03(b) are complied with), (b) a sale or other disposition of all the Capital Stock of any Guarantor or (c) a Guarantor being designated by the Company as an Immaterial Subsidiary, then such Guarantor will automatically and unconditionally be released, discharged and relieved of its Guarantee and any obligations thereunder; provided that, in the case of any such transaction which constitutes an Asset Sale, the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of
Section 4.10 hereof.

SECTION 11.05. ADDITIONAL GUARANTORS.

         Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in substantially the form of Exhibit E hereto and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors rights', fraudulent transfers, public policy and equitable principles).

SECTION 11.06. LIMITATION ON GUARANTOR LIABILITY.

         For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New
York) or (B) left such Guarantor with unreasonably small capital at the time its Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Guarantee is the amount set forth in clause
(i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.07. "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

SECTION 11.08. RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any of its obligations under its Guarantee, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 11.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under its Guarantee and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations.

         For purposes of this Section 11.08, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations under its Guarantee, a Guarantor that has paid an amount in excess of its Pro Rata Share of such obligations, (ii) "Excess Payment" shall mean, in respect of any such obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such obligations and (iii) "Pro Rata Share" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor under this Indenture and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (B) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Guarantors under this Indenture) of all of the Guarantors, determined (1) with respect to any Guarantor that is a party hereto on the Issue Date, as of the Issue Date, and (2) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.


                                   ARTICLE 12
                           SUBORDINATION OF GUARANTEES

SECTION 12.01. AGREEMENT TO SUBORDINATE.

         The Guarantors agree, and each Holder by accepting a Note agrees, that the payment of all Guarantee Obligations shall be subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all existing and future Senior Debt, whether outstanding on the date hereof or thereafter incurred, and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 12.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or any such proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshalling of such Guarantor's assets and liabilities, the holders of Senior Debt of such Guarantor will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Debt, whether or not allowed or allowable in such proceeding) before the

Holders of Notes will be entitled to receive any payment under the Guarantee of such Guarantor, and until all Obligations with respect to Senior Debt of any Guarantor are paid in full in cash or Cash Equivalents, any payment or distribution under the Guarantee of such Guarantor to which the Holders of Notes would be entitled shall be made by such Guarantor to the holders of Senior Debt of such Guarantor (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments made from the defeasance trust created pursuant to
Article 8 hereof).

SECTION 12.03. DEFAULT ON DESIGNATED GUARANTOR SENIOR DEBT.

         No Guarantor may make any payment or distribution upon or in respect of such Guarantor's Guarantee (except that Holders of Notes may receive and retain
(a) Permitted Junior Securities and (b) payments made from the defeasance trust created pursuant to Article 8 hereof) if (i) a payment default with respect to Designated Guarantor Senior Debt of such Guarantor occurs and is continuing or any other default on Designated Guarantor Senior Debt of such Guarantor occurs and the maturity of such Designated Guarantor Senior Debt is accelerated in accordance with its terms or (ii) a non-payment default occurs and is continuing with respect to Designated Guarantor Senior Debt of such Guarantor that permits holders of such Designated Guarantor Senior Debt as to which such default relates to accelerate its maturity and, in the case of clause (ii) only, the Trustee receives a Payment Blockage Notice from the Company or the holders of such Designated Guarantor Senior Debt.

         Such Guarantor may and shall resume payments on its Guarantee (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Guarantor Senior Debt that has been accelerated, such acceleration has been rescinded, and (b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Guarantor Senior Debt of such Guarantor has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

SECTION 12.04. ACCELERATION OF NOTES.

         If payment of the Notes is accelerated because of an Event of Default, each Guarantor shall provide the names of the Representatives of the Senior Debt of such Guarantor to the Trustee and the Trustee shall promptly notify such Representatives of such Senior Debt of the acceleration.

SECTION 12.05. WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee receives any payment of any Guarantee Obligations with respect to a Guarantor at a time when the Trustee has actual knowledge that such payment is prohibited by Section 12.02 or 12.03 hereof, such Payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of such Guarantor as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

         In the event that any Holder receives any payment of any Guarantee Obligations of a Guarantor at a time when such payment is prohibited by Section
12.02 or 12.03 hereof, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of such Guarantor as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guarantors or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

SECTION 12.06. NOTICE BY GUARANTOR.

         Each Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to such Guarantor that would cause a payment of any Guarantee Obligations to violate this Article 12, but failure to give such notice shall not affect the subordination of the Guarantees to the Senior Debt as provided in this Article 12.

SECTION 12.07. SUBROGATION.

         After all Senior Debt is paid in full in cash or Cash Equivalents and until the

Guarantees are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Guarantees) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Guarantors and Holders, a payment by the Guarantors on the Notes.

SECTION 12.08. RELATIVE RIGHTS.

         This Article 12 defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture shall:

         (i) impair, as between the Guarantors and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay principal of, premium, if any, interest and Liquidated Damages, If any, on the Notes in accordance with the terms of the Guarantees;

         (ii) affect the relative rights of Holders and creditors of the Guarantors other than their rights in relation to holders of Senior Debt; or

         (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

         If any Guarantor fails because of this Article 12 to pay its Guarantee Obligations in accordance with its Guarantee on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 12.09. SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR.

         No right of any holder of Senior Debt to enforce the subordination of the Guarantee Obligations shall be prejudiced or impaired by any act or failure to act by the Guarantors or any Holder or by the failure of the Guarantors or any Holder to comply with this Indenture.

SECTION 12.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of a Guarantor referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Guarantees, unless the Trustee shall have received at its Corporate Trust Office at least 5 Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Guarantees to violate this Article 12. Only the Guarantors or a Representative may give the notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 12.12. AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Guarantor Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.


                                   ARTICLE 13
                                 HOLDERS' LISTS

SECTION 13.01. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

         The Company will furnish or cause to be furnished to the Trustee

         (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

SECTION 13.02. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 13.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 13.01 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.

         (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.


                                   ARTICLE 14
                                  MISCELLANEOUS

SECTION 14.01. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 14.02. NOTICES.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company or any Guarantor:

         CONMED Corporation
         310 Broad Street
         Utica, New York  13501
         Attention:  Joseph J. Corasanti, Esq.

         With a copy to:

         Sullivan & Cromwell
         125 Broad Street
         New York, NY  10004
         Attention:  Robert W. Downes, Esq.

         If to the Trustee:

         First Union National Bank
         10 State House Square
         Hartford, CT 06103
         Attention:  W. Jeffrey Kramer



         The Company,  any Guarantor or the Trustee, by notice to the others may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 14.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Note Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 14.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

         (a)  an  Officer's   Certificate  in  form  and  substance   reasonably
satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 14.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer's Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief  statement as to the nature and scope of the examination or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer of the Company may be based insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 14.06. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Note Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 14.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS; BENEFITS OF INDENTURE.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, any Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and any Guarantee. Nothing in this Indenture or in the Notes or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Notes and holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 14.08. GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE GUARANTEES AND THE NOTES.

SECTION 14.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 14.10. SUCCESSORS.

         All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 14.11. SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 14.12. ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 14.13. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


Dated as of March 5, 1998


                               CONMED CORPORATION

                               By: /s/ Robert D. Shallish, Jr.
                                   ------------------------------
                                   Name:  Robert D. Shallish, Jr.
                                   Title: Vice President-Finance and
                                            Assistant Secretary


                               ASPEN LABORATORIES, INC.


                               By: /s/ Thomas M. Acey
                                   ---------------------
                                   Name:  Thomas M. Acey
                                   Title: Secretary and Treasurer


                               BIRTCHER MEDICAL SYSTEMS, INC.


                               By: /s/ Robert D. Shallish, Jr.
                                   ------------------------------
                                   Name:  Robert D. Shallish, Jr.
                                   Title: Vice President and Treasurer


                               CONMED ANDOVER MEDICAL, INC.


                               By: /s/ Thomas M. Acey
                                   ---------------------
                                   Name:  Thomas M. Acey
                                   Title: Secretary and Treasurer

                               ONSOLIDATED MEDICAL
                               EQUIPMENT INTERNATIONAL, INC.


                               By: /s/ Thomas M. Acey
                                   ---------------------
                                   Name:  Thomas M. Acey
                                   Title: Controller


                               NDM, INC.


                               By: /s/ Robert D. Shallish, Jr.
                                   ------------------------------
                                   Name:  Robert D. Shallish, Jr.
                                   Title: Vice President


                               LINVATEC CORPORATION, INC.


                               By: /s/ Robert D. Shallish, Jr.
                                   ------------------------------
                                   Name:  Robert D. Shallish, Jr.
                                   Title: Vice President


                               ENVISION MEDICAL CORPORATION


                               By: /s/ Thomas M. Acey
                                   ---------------------
                                   Name:  Thomas M. Acey
                                   Title: Assistant Secretary

Dated as of March 5, 1998


                               FIRST UNION NATIONAL BANK


                               By: /s/ W. Jeffrey Kramer
                                   ---------------------
                                   W. Jeffrey Kramer
                                   Vice President

                                    EXHIBIT A

         [LEGEND FOR GLOBAL SECURITY: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER SUCH LAWS.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO IS, OR WHO THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS

DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH OF THE FOREGOING CASES SUCH OFFER, SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF A SATISFACTORY OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM PROVIDED FOR IN THE INDENTURE (A COPY OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE. ANY TRANSFEREE OF THIS SECURITY SHALL BE DEEMED TO HAVE REPRESENTED EITHER (X) THAT IT IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT ("ERISA") OR THE INTERNAL REVENUE CODE (THE "CODE") TO PURCHASE THIS SECURITY OR (Y) THAT ITS PURCHASE AND CONTINUED HOLDING OF THE SECURITY WILL BE COVERED BY A U.S. DEPARTMENT OF LABOR CLASS EXEMPTION (WITH RESPECT TO PROHIBITED TRANSACTIONS UNDER SECTION 406(A) OF ERISA).

                      9% SENIOR SUBORDINATED NOTES DUE 2008


Cusip No. 207 410 AA9                                                $

CONMED CORPORATION

promises to pay to



or registered assigns,

the principal sum of $

Dollars [or such greater or lesser amount as indicated on the Schedule of Exchanges of Definitive Notes on the reverse hereof] on* March 15, 2008

Interest Payment Dates:       March 15 and September 15

Record Dates:                 March 1 and September 1


Authentication:                              Dated:            , 1998

This is one of the Notes referred
to in the within-mentioned Indenture.

First Union National Bank,
as Trustee                              CONMED Corporation



By:                                     By:

Authorized Officer


                                        By:

-------------------
     * This phrase should be included only if the Note is issued in global form.

                      9% SENIOR SUBORDINATED NOTES DUE 2008


         1. INTEREST. CONMED Corporation, a New York corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 9% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages in United States dollars (except as otherwise provided herein) semi-annually in arrears on March 15 and September 15, commencing on September 15, 1998 or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments, premium, if any, and interest and Liquidated Damages, if any, with respect to Notes held by Holders holding in excess of $1.0 million in aggregate principal amount of Notes that have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND NOTE REGISTRAR. Initially, First Union National Bank, the Trustee under the Indenture, shall act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 5, 1998 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of the Company limited to $130,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, interest or Liquidated Damages, if any, on Outstanding Notes as set forth in Paragraph 2 hereof.

         5. OPTIONAL REDEMPTION.

         Except as set forth in the next paragraph, the Notes shall not be redeemable at the Company's option prior to March 15, 2003. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid Interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:


     Year                                         Percentage
     ----                                         ----------

     2003......................................    104.500%
     2004......................................    103.000%
     2005......................................    101.500%
     2006 and thereafter.......................    100.000%


         Notwithstanding the foregoing, at any time prior to March 15, 2001, the Company on one or more occasions may redeem up to 35% of the aggregate principal amount of Notes originally issued with the net proceeds of one or more offerings of common stock of the Company for cash at a redemption price of 109.000% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable date of redemption; provided that at least 65% of the aggregate principal amount of the Notes remain Outstanding immediately after the occurrence of each such redemption.

         Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Section 3.01 through 3.06 thereof.

         6. MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

         Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

         (b) No later than 30 business days after the aggregate amount of Excess Proceeds held by the Company in connection with an Asset Sale exceeds $15.0 million, the Company shall, pursuant to Section 3.09 of the Indenture, (i) make an offer to all Holders of Notes and (ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Indebtedness of the Company in accordance with provisions requiring the Company to prepay, purchase or redeem such Indebtedness with the proceeds from any asset sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be prepaid, purchased or redeemed or tendered for pursuant to such offer (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes and of such Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, if any to the date of purchase, in accordance with the procedures set forth in Section 3.09 of the Indenture.

         (c) Holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on the Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. SUBORDINATION. Each Holder by accepting a Note agrees that the payment of principal, premium, if any, interest and Liquidated Damages, if any, on each Note is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full of all existing and future Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of the holders of Senior Debt.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing
Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

         Without obtaining any necessary consents under the Credit Facility, the Company may not amend or supplement the subordination provisions with respect to the Notes.

         Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder): (i) reduce the principal amount of Notes; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes or any Change of Control Offer; (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Notes; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes

(except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) waive a redemption or repurchase payment with respect to any Note; or (vii) make any change in the foregoing amendment and waiver provisions.

         Without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation, to make any change or provision (i) that would provide any additional rights or benefits to the Holders of the Notes, (ii) that is required to make a Guarantee a binding obligation under state law or (iii) that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to allow any Guarantor to guarantee the Notes.

         13. DEFAULTS AND REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or five Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all Outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

         Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or Power. The Holders of a majority in aggregate principal amount of the Notes then Outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or principal of, the Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. GUARANTEES. The Notes will be guaranteed (the "Guarantee"), jointly and severally, on a senior subordinated basis by the Guarantors. The Guarantees will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors.

         15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and any Guarantee. Nothing in this Note, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Notes and holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         18. ERISA MATTERS. Each Holder of Notes, by its acceptance thereof, will be deemed to certify that (i) no part of the funds used by such Holder to purchase the Notes constitutes assets of an employee benefit plan or (ii) the acquisition and continued holding of the Notes will be covered by a U.S. Department of Labor class exemption (with respect to prohibited transactions set forth under Section 406(a) of ERISA).

         19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights and be subject to the conditions set forth in the Registration Rights Agreement dated as of the date hereof, among the Company and Salomon Brothers Inc and Chase Securities Inc. (the "Registration Rights Agreement").

         21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.






         Capitalized terms used herein and not herein defined shall have the meanings ascribed to such terms in the Indenture.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

CONMED Corporation
310 Broad Street
Utica, New York 13501
Attention:  Joseph J. Corasanti

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE GUARANTEES AND THE NOTES.

                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
(Insert assignee's Soc. Sec. or Tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and  irrevocably  appoint                                            to transfer
this Note on the books of the Company. The agent may substitute another to act for him.


Date:
     ------------------------

                                 Your Signature:
                                        (Sign exactly as your name appears
                                        on the face of this Note)






Signature Guarantee:
                    -----------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box:

                        [ ] Section 4.10        [ ] Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased:
$         .


Date:
     ------------

                                      Your Signature:
                                                     -------------------------
                                      (Sign exactly as your name appears
                                       on the face of this Note)



Signature Guarantee:
                    -------------------

         [FORM OF SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES*]


         The following exchanges of a part of this Global Note for Definitive Notes have been made.

                                                Principal
             Amount of         Amount of         Amount of this
             decrease in       increase in       Global Note        Signature of
             Principal         Principal         following such     authorized
  Date of    Amount of this    Amount of this    decrease (or       officer of
  Exchange   Global Note       Global Note       increase)          Trustee
  --------   ------ ----       ------ ----       ---------          -------

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.





--------------------

     * This schedule should be included only if the Note is issued in global form.

                                    EXHIBIT B


         [LEGEND FOR GLOBAL SECURITY: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                      9% SENIOR SUBORDINATED NOTES DUE 2008

Cusip No.                                                        $

CONMED Corporation

promises to pay to



or registered assigns,

the principal sum of $

Dollars [or such greater or lesser amount as indicated on the Schedule of Exchanges of Definitive Notes on the reverse hereof]* on March 15, 2008

Interest Payment Dates:       March 15 and September 15

Record Dates:                 March 1 and September 1


Authentication:                              Dated:         , 199

This is one of the Notes referred
to in the within-mentioned Indenture.

First Union National Bank,
as Trustee                             CONMED Corporation



By:                                    By:

Authorized Officer


                                       By:

--------------------
     * This phrase should be included only if the Note is issued in global form.

                      9% SENIOR SUBORDINATED NOTES DUE 2008


         1. INTEREST. CONMED Corporation, a New York corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this Note (which has been exchanged for one of the Company's 9% Senior Subordinated Notes due 2008 (the "Rule 144A Notes")) at the rate of 9% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages in United States dollars (except as otherwise provided herein) semi-annually in arrears on March 15 and September 15, commencing on September 15, 1998 or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest was paid on the Rule 144A Notes or, if no interest was paid on the Rule 144A Notes, from the date of original issuance of the Rule 144A Notes; provided that if there is no existing Default or Event of Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest and Liquidated Damages, if any, with respect to Notes held by Holders holding in excess of $1.0 million in aggregate principal amount of Notes that have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND NOTE REGISTRAR. Initially, First Union National Bank, the Trustee under the Indenture, shall act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 5, 1998 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of the Company limited to $130,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium, if any, interest or Liquidated Damages, if any, on Outstanding Notes as set forth in Paragraph 2 hereof. The Notes will rank pari passu with the Rule 144A Notes.

         5. OPTIONAL REDEMPTION.

         Except as set forth in the next paragraph, the Notes shall not be redeemable at the Company's option prior to March 15, 2003. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid Interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:


     Year                                              Percentage
     ----                                              ----------

     2003...........................................    104.500%
     2004...........................................    103.000%
     2005...........................................    101.500%
     2006 and thereafter............................    100.000%


         Notwithstanding the foregoing, at any time prior to March 15, 2001, the Company on one or more occasions may redeem up to 35% of the aggregate principal amount of Notes originally issued with the net proceeds of one or more offerings of common stock of the Company for cash at a redemption price of 109.000% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable date of redemption; provided that at least 65% of the aggregate principal amount of the Notes remain Outstanding immediately after the occurrence of each such redemption.

         Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Section 3.01 through 3.06 thereof.

         6. MANDATORY REDEMPTION.

         Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase.

         Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

         (b) No later than 30 business days after the aggregate amount of Excess Proceeds held by the Company in connection with an Asset Sale exceeds $15.0 million, the Company shall, pursuant to Section 3.09 of the Indenture, (i) make an offer to all Holders of Notes and (ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Indebtedness of the Company in accordance with provisions requiring the Company to prepay, purchase or redeem such Indebtedness with the proceeds from any asset sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be prepaid, purchased or redeemed or tendered for pursuant to such offer (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes and of such Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, if any to the date of purchase, in accordance with the procedures set forth in Section 3.09 of the Indenture.

         (c) Holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on the Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000.

The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. SUBORDINATION. Each Holder by accepting a Note agrees that the payment of principal, premium, if any, interest and Liquidated Damages, if any, on each Note is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full of all existing and future Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and the subordination is for the benefit of the holders of Senior Debt.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

         Without obtaining any necessary consents under the Credit Facility, the Company may not amend or supplement the subordination provisions with respect to the Notes.

         Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder): (i) reduce the principal amount of Notes; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes or any Change of Control Offer; (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Notes; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) waive a redemption or repurchase payment with respect to any Note; or (vii) make any change in the foregoing amendment and waiver provisions.

         Without the consent of any Holder of Notes, the Company, the Guarantors and the

Trustee may amend or supplement the Indenture, the Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in case of a merger, transfer of assets or consolidation, to make any change or provision
(i) that would provide any additional rights or benefits to the Holders of the Notes, (ii) that is required to make a Guarantee a binding obligation under state law or (iii) that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to allow any Guarantor to guarantee the Notes.

         13. DEFAULTS AND REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice") and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or five Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

         Subject to certain limitations, Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or Power. The Holders of a majority in aggregate principal amount of the Notes then Outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or principal of, the Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

         14. GUARANTEES. The Notes will be guaranteed (the "Guarantees"), jointly and severally, on a senior subordinated basis by the Guarantors. The Guarantees will be subordinated in right of payment to all existing and future Senior Debt of the Guarantors.

         15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the

Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and any Guarantee. Nothing in this Note, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Notes and holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         18. ERISA MATTERS. Each Holder of Notes, by its acceptance thereof, will be deemed to certify that (i) no part of the funds used by such Holder to purchase the Notes constitutes assets of an employee benefit plan or (ii) the acquisition and continued holding of the Notes will be covered by a U.S. Department of Labor class exemption (with respect to prohibited transactions set forth under Section 406(a) of ERISA).

         19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.






         Capitalized terms used herein and not herein defined shall have the meanings ascribed to such terms in the Indenture.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

CONMED Corporation
310 Broad Street
Utica, New York 13501
Attention:  Joseph J. Corasanti

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE GUARANTEES AND THE NOTES.

                                 ASSIGNMENT FORM



         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
(Insert assignee's Soc. Sec. or Tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and  irrevocably  appoint                                            to transfer
this Note on the books of the Company. The agent may substitute another to act for him.


Date:
     -----------------

                                 Your Signature:
                                        (Sign exactly as your name appears
                                        on the face of this Note)






Signature Guarantee:
                    ----------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box:


                       [ ] Section 4.10        [ ] Section 4.14

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you
elect to have purchased: $       .


Date:
     ------------


                                        Your Signature:
                                                       ----------------------
                                        (Sign exactly as your name appears
                                        on the face of this Note)




Signature Guarantee:
                    -----------------------

              [FORM OF SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES*]


         The following exchanges of a part of this Global Note for Definitive Notes have been made.

                                                  Principal
              Amount of         Amount of         Amount of this
              decrease in       increase in       Global Note       Signature of
              Principal         Principal         following such    authorized
  Date of     Amount of this    Amount of this    decrease (or      officer of
  Exchange    Global Note       Global Note       increase)         Trustee
  --------    ------ ----       ------ ----       ---------         -------

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.





-------------------
     * This schedule should be included only if the Note is issued in global form.

                                    EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF RULE 144A NOTES]

                      CERTIFICATE FOR EXCHANGE OR TRANSFER

Re:  9% Senior Subordinated Notes due 2008 ("Rule 144A Notes")

         This Certificate  relates to $           Principal amount of Notes held
in *         book-entry or *             definitive form by
(the "Transferor").

The Transferor*:

    [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

    [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section 2.05 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:

    [ ] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.05(a)(ii)(A) or Section 2.05(d)(i)(A) of the Indenture).

    [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Rule 144A (in satisfaction of Section 2.05(a)(ii)(B), section 2.05(b)(i) or Section 2.05(d)(i)(B) of the Indenture).

    [ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

    [ ] Such Note is being transferred in reliance and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 144 under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

--------------------------------------------------------------------------------
[INSERT NAME OF TRANSFEROR]

By:
   ------------------------------------------

Date:
     ----------------------------

---------------------------------

                                    GUARANTEE

     Subject to Article 11 of the Indenture, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

     The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 11 and Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Guarantee. The terms of Articles 11 and 12 of the Indenture are incorporated herein by reference. This Guarantee is subject to release as and to the extent provided in Section 11.04 of the Indenture. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly subordinated to the extent set forth in Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of such subordination.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not a guarantee of collection.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Guarantee of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                    EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE

     Supplemental  Indenture  (this  "Supplemental  Indenture"),   dated  as  of
         ,  between             (the "New  Guarantor"),  a subsidiary  of CONMED
Corporation (the "Company"), and First Union National Bank, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 5, 1998, providing for the issuance of an aggregate principal amount of $130,000,000 of 9% Senior Subordinated Notes due 2008 (the "Notes")

     WHEREAS, Section 11.05 of the Indenture provides that under certain circumstances the Company may cause, and Section 11.03 of the Indenture provides that under certain circumstances, the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall guarantee all of the Company's Obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 and Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture.

     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Guarantor as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any

Guarantees, the Indenture or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Nothing in this Note, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Notes and the Holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


Dated                               [GUARANTOR]

                                    By:
                                       -------------------------------
                                    Name:
                                    Title:


Dated                               FIRST UNION NATIONAL BANK,
                                    as Trustee

                                    By:
                                       -------------------------------
                                    Name:
                                    Title:


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